UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.)

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ENERGY FOCUS, INC.

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ENERGY FOCUS, INC.
32000 AURORA ROAD, SUITE B
SOLON, OHIO 44139

April 13, 2021

Dear Stockholder:

You are cordially invited to this year’s Annual Meeting of Stockholders (the “Annual Meeting”), which will be held virtually on Wednesday, May 26, 2021 at 9:00 A.M., Eastern Time. The Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/EFOI2021, where you will be able to listen to and participate during the live meeting, submit questions, and vote online.

We believe that a virtual stockholder meeting will provide greater access to those who may want to attend, and therefore have chosen to conduct a virtual meeting rather than an in-person meeting. Because the Annual Meeting is virtual and being conducted electronically, stockholders cannot attend the Annual Meeting in person.

We are providing our proxy materials to our stockholders over the Internet. This reduces our environmental impact and our costs while ensuring our stockholders have timely access to this important information. Accordingly, stockholders of record at the close of business on April 1, 2021, will receive a Notice of Internet Availability of Proxy Materials with details on accessing these materials. Beneficial owners of our common stock at the close of business on April 1, 2021 will receive separate notices on behalf of their brokers, banks or other intermediaries through which they hold shares.

Your vote is important. Whether or not you plan to participate in the Annual Meeting, I hope that you will vote as soon as possible. Please review the instructions to each of your voting options described in the Proxy Statement.

Please also note that if you hold your shares in “street name” through a bank or broker, that custodian cannot vote your shares on all matters without your specific instructions.

Thank you for your ongoing support of, and continued interest in, Energy Focus, Inc.

Very truly yours,

/s/ James Tu
James Tu
Executive Chairman and Chief Executive Officer

ENERGY FOCUS, INC.
32000 AURORA ROAD, SUITE B
SOLON, OHIO 44139

 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 26, 2021

TO STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of Energy Focus, Inc. (the “Company”) will be held virtually on Wednesday, May 26, 2021 at 9:00 A.M., Eastern Time. The Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/EFOI2021, where you will be able to listen to and participate during the live meeting, submit questions, and vote online. Because the Annual Meeting is virtual and being conducted electronically, stockholders cannot attend the Annual Meeting in person.

The Annual Meeting is being held for the following purposes:

1.To elect six directors to serve until the next annual meeting or until their successors are elected and appointed, the nominees for which are as follows: Jennifer Cheng, Gina Huang, Geraldine McManus, Philip Politziner, Stephen Socolof and James Tu;
2.To ratify the appointment of GBQ Partners LLC as the Company’s independent registered public accounting firm for the year ending December 31, 2021;

3.To approve, on an advisory basis, the compensation of our named executive officers; and

4.To consider and act upon any other matters that may properly come before the Annual Meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only stockholders of record at the close of business on April 1, 2021 are entitled to notice of and to vote during the Annual Meeting and any adjournments or postponements thereof.

Most stockholders have a choice of voting over the Internet, by telephone or by using a traditional proxy card. Please refer to the attached proxy materials or the information forwarded by your bank, broker or other holder of record to see which voting methods are available to you. Your vote by proxy will ensure your representation at the Annual Meeting, regardless of whether you attend the meeting or not. Returning the proxy does not deprive you of your right to attend the meeting and to vote your shares at the virtual meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 26, 2021:

This Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 are available at: http://www.proxyvote.com.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ James R. Warren
James R. Warren
Senior Vice President, General Counsel and Corporate Secretary
Solon, Ohio
April 13, 2021

i

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

ENERGY FOCUS, INC.
32000 AURORA ROAD, SUITE B
SOLON, OHIO 44139

INFORMATION CONCERNING SOLICITATION AND VOTING OF PROXIES

General

The enclosed proxy is solicited on behalf of our Board (the “Board”) of Energy Focus, Inc., a Delaware corporation (“Energy Focus” or the “Company”), for use during the Annual Meeting of Stockholders (the “Annual Meeting”) to be held virtually on Wednesday, May 26, 2021 at 9:00 A.M., Eastern Time, or at any adjournments or postponements thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/EFOI2021, where you will be able to listen to and participate during the live meeting, submit questions, and vote online.

The cost of soliciting these proxies will be borne by the Company. Regular employees and directors of the Company may solicit proxies in person, by telephone, by mail, or by email. No additional compensation will be given to employees or directors for such solicitation. The Company will request brokers and nominees who hold shares of common stock in their names to furnish proxy material to the beneficial owners of such shares and will reimburse such brokers and nominees for their reasonable expenses incurred in forwarding solicitation material to such beneficial owners.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 26, 2021

This Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 are available at: http://www.proxyvote.com.

In accordance with U.S. Securities and Exchange Commission (the “SEC”) rules, we are providing access to our proxy materials over the Internet to our stockholders rather than in paper form, which reduces the environmental impact of our annual meeting and our costs.

Accordingly, if you are a stockholder of record, a one-page Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) was mailed to you on or about April 13, 2021. Stockholders of record may access the proxy materials on the website listed above or request a printed set of the proxy materials be sent to them by following the instructions in the Notice of Internet Availability. The Notice of Internet Availability also explains how you may request that we send future proxy materials to you by e-mail or in printed form by mail. If you choose the e-mail option, you will receive an e-mail next year with links to those materials and to the proxy voting site. We encourage you to choose this e-mail option, which will allow us to provide you with the information you need in a timelier manner, will save us the cost of printing and mailing documents to you and will conserve natural resources. Your election to receive proxy materials by e-mail or in printed form by mail will remain in effect until you terminate it.

If you are a beneficial owner, you did not receive a Notice of Internet Availability directly from us, but your broker, bank or other intermediary forwarded you a notice with instructions on accessing our proxy materials and directing that organization how to vote your shares, as well as other options that may be available to you for receiving our proxy materials.

Reverse Stock Split

All common stock share amounts and exercise or conversion prices relating to the common stock referenced in this Proxy Statement have been adjusted to reflect a one-for-five reverse stock split of our common stock, which became effective on June 11, 2020.

Record Date and Share Ownership

Only stockholders of record at the close of business on April 1, 2021 (the “Record Date”), will be entitled to notice of and to vote during the Annual Meeting and any adjournments or postponements thereof. The Company had 4,027,021 shares of common stock and 876,447 shares of Series A Convertible Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”), issued and outstanding as of the Record Date.

Proposals to be Voted Upon

You are being asked to vote on the following matters at the Annual Meeting:
1.To elect six directors to serve until the next annual meeting or until their successors are elected and appointed, the nominees for which are as follows: Jennifer Cheng, Gina Huang, Geraldine McManus, Philip Politziner, Stephen Socolof and James Tu (the “Director Election Proposal”);
2.To ratify the appointment of GBQ Partners LLC (“GBQ”) as the Company’s independent registered public accounting firm for the year ending December 31, 2021 (the “Independent Registered Public Accounting Firm Ratification Proposal”);

3.To approve, on an advisory basis, the compensation of our named executive officers (the “Say-on-Pay Proposal”); and

4.To consider and act upon any other matters that may properly come before the Annual Meeting or any adjournment or postponement thereof.
Voting

On each matter to be voted on at the Annual Meeting, each share of our outstanding stock held as of the Record Date shall be entitled to the following votes:

Class of Stock	Votes Per Share
Common Stock	1
Series A Preferred Stock	0.11074
After taking into account the 1-for-5 reverse stock split of our common stock on June 11, 2020, each share of Series A Preferred Stock is convertible into 0.20 of a share of common stock. Pursuant to the Series A Certificate of Designation, each holder of outstanding shares of Series A Preferred Stock is entitled to vote with holders of outstanding shares of our common stock, voting together as a single class, with respect to any and all matters presented to the stockholders of the Company for their action or consideration, except as provided by law. In any such vote, each share of Series A Preferred Stock shall be entitled to a number of votes equal to 55.37% of the number of shares of common stock into which such share of Series A Preferred Stock is convertible. As a result, each share of Series A Preferred Stock is entitled to 0.11074 votes on each matter to be voted on at the Annual Meeting.
At the Annual Meeting, the holders of a majority in voting power of all issued and outstanding stock entitled to vote thereat, including Common Stock and Series A Preferred Stock, present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting. Stockholders attending the meeting virtually shall be deemed present in person and permitted to vote at the Annual Meeting.
If you are a beneficial owner of shares that are held in “street name” (meaning a broker, trustee, bank or other nominee holds shares on your behalf), you may need to instruct your broker as to how to vote your shares on the proposals presented in this Proxy Statement. Failure to do so may result in a “broker non-vote,” because a broker may not have discretion to vote on your behalf with respect to such matter during the Annual Meeting. Any proxies received by the Company marked as abstentions or broker non-votes will be included in the calculation of whether a quorum is present during the Annual Meeting.
The following describes the vote required to elect directors and to adopt each other proposal, and the manner in which votes will be counted:
1.Director Election Proposal. The six nominees receiving the greatest number of votes “For” election will be elected as directors. If you do not vote for a particular director nominee, or if you indicate “withhold authority” for a particular nominee on your proxy form, your vote will not have an effect on the outcome of the election of directors. Broker non-votes also will not have an effect on the outcome of the election of directors.

2.Independent Registered Public Accounting Firm Ratification Proposal. The affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the Independent Registered Public Accounting Firm Ratification Proposal is required to approve the Independent Registered Public Accounting Firm Ratification Proposal. Nasdaq rules permit brokers to vote uninstructed shares at their discretion on this proposal, so broker non-votes are not expected for this proposal. Abstentions will have the same effect as a vote against this proposal.
3.Say-on-Pay Proposal. The affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the Say-on-Pay Proposal is required to approve the Say-on-Pay Proposal. Abstentions will have the same effect as a vote against this proposal, and broker non-votes will have no effect on the outcome of this proposal.
    The shares represented by the proxies received, properly marked, dated, signed and not revoked will be voted during the Annual Meeting. Where such proxies specify a choice with respect to the proposal, the shares will be voted in accordance with the specifications made. Any proxy in the enclosed form which is returned signed but is not marked will be voted as follows:
•“For” the election of all six nominees for director listed in this Proxy Statement;
•“For” the Independent Registered Public Accounting Firm Ratification Proposal; and
•“For” the Say-on-Pay Proposal.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use, either by delivering a written notice of revocation or a duly executed proxy bearing a later date to Energy Focus, Inc., Attention: Corporate Secretary, 32000 Aurora Road, Suite B, Solon, Ohio 44139 or by participating in the virtual Annual Meeting and voting electronically. If a proxy is properly signed and not properly revoked, the shares it represents will be voted in accordance with the instructions of the stockholder. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to revoke your proxy or vote during the Annual Meeting, you must follow the instructions provided to you by the record holder and/or obtain from the record holder a legal proxy issued in your name. Participation in the Annual Meeting will not, by itself, revoke a proxy.

Virtual Stockholder Meeting

The Annual Meeting will be conducted exclusively online via live webcast, allowing all of our stockholders the option to participate in the live, online meeting from any location convenient to them, providing stockholder access to our Board and management, and enhancing participation. Persons who held our stock at the close of business on the Record Date may attend, vote and ask questions at the Annual Meeting by following the instructions provided.

The virtual Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/EFOI2021. We encourage you to access the Annual Meeting before the start time of 9:00 a.m., Eastern Time, on May 26, 2021. Please allow ample time for online check-in, which will begin at 8:45 a.m., Eastern Time, on May 26, 2021.
Stockholders who participate in the virtual Annual Meeting by way of the link above will be deemed to be “present in person,” as such term is used in this Proxy Statement, including for purposes of determining a quorum and counting votes.

PROPOSAL NO. 1: ELECTION OF DIRECTORS

Nominees

The Company’s Bylaws provide that the number of directors of the Company shall be no less than five and no more than nine, with the exact number within such range to be fixed by our Board. The size of our Board is currently set at six members. Upon the recommendation of the Nominating and Corporate Governance Committee of our Board (the “Nominating and Corporate Governance Committee”), the Board has nominated the six nominees listed below, each of whom is a current director. Of these directors, Ms. Cheng and Ms. McManus were appointed in connection with a settlement agreement between the Former Schedule 13D Parties (as defined below) and the Company, and James Tu was appointed in connection with his purchase of Convertible Notes (as defined below). See “Certain Relationships and Related Transactions” below.

Unless otherwise instructed, the proxy holders will vote the proxies received by them for the six nominees named below. If the candidacy of any one or more of such nominees should, for any reason, be withdrawn, the proxy holders will vote in favor of the remainder of those nominated and for such substituted nominees, if any, as shall be designated by our Board. Please note that if the candidacy of one or more nominees should be withdrawn, the Board may reduce the number of directors to be elected at this time. Our Board has no reason to believe that any of the persons named will be unable or unwilling to serve as a nominee or as a director if elected.

Set forth below for each of the nominees is certain biographical information and their age as of the Record Date:

Name	Age	Director Since	Background

Jennifer Cheng	54	2019
Ms. Cheng has served as a member of our Board since February 2019. She is the co-founder and has served as director on the board of Social Energy Partners LLC, which develops sustainability and smart building/smart city projects in the United States, Caribbean, Southeast Asia and the Middle East, since September 2017. Ms. Cheng also served as an independent director within the meaning of the Nasdaq Marketplace Rules of the Company from 2012 to 2015. From 1997 to 2006, Ms. Cheng was the co-founder and chairwoman of The X/Y Group, a marketing enterprise that markets and distributes global consumer brand products, including JanSport and Skechers in the greater China region. From 1995 to 1998, Ms. Cheng was a marketing director for Molten Metal Technology, a Boston-based clean energy company that developed patented technologies and offered solutions for advanced treatment and energy recycling for hazardous radioactive waste.

Ms. Cheng received a Master’s degree in Business Administration from Fairleigh Dickinson University and a Bachelor’s degree in Economics and International Business from Rutgers University. She serves on the Advisory Board and contributes in the Diversity and Inclusion Committee for Pelham Together in Pelham, New York.

			Our Board believes that Ms. Cheng’s qualifications to serve as a Board member include her familiarity with the Company due to her prior service as a director and her experience with and insight into businesses focused on energy efficiency. Ms. Cheng has served as a member of the Nominating and Corporate Governance Committee since February 2019 and a member of the Compensation Committee (as defined below) since December 2019.

Gina Huang (Mei Yun Huang)	59	2020
Ms. Huang has served as a member of our Board since January 2020. She is the Founder and since January 1994, has been Honorary Chairwoman of Ti Town Technology Limited, an advanced industrial and mechanical equipment manufacturer based in Taiwan that specializes in the design, production, marketing and sales of corrosion-resistant pumps and motors, advanced filters and specialty alloys for semiconductor, electronic and chemical manufacturing industries, with offices across Asia and sales across the world. Since February 1996, Ms. Huang has also been the Founder and Chairwoman of Da Fa Industrial Limited, an investment company focusing on the global mining sector, Ms. Huang has founded each of Brilliant Start Limited and Jag International Limited, both investment companies focusing on technologies and special situations. Brilliant Start Limited and Jag International Limited were both founded in 2012, and Ms. Huang has served as Chairwoman of each since they were founded. Ms. Huang is a significant stockholder in the Company.

Ms. Huang received a B.A. degree in Textile Design from Vanung University in Taiwan.

Our Board believes Ms. Huang’s experience in manufacturing and her contacts with manufacturers in Asia as well as her significant investment in the Company qualify her to serve as a Board member.

Geraldine McManus	64	2019	Ms. McManus has served as a member of the Board since February 2019. She has been a Managing Member of Granger Management, an independent investment business, since May 2014. Previously, she was a Managing Director in the Investment Management Division at Goldman Sachs, where she worked from February 1998 until February 2014 and helped build its Private Wealth Management business, including structuring its business model and key functions focused on ultra-high net worth individuals and family groups. Prior to joining Goldman Sachs, Ms. McManus spent six years at Merrill Lynch as a Managing Director heading the Yankee Debt Capital Markets Group, advising sovereigns, supranational and international corporations on global debt issuance and liability management. Before working at Merrill Lynch, Ms. McManus spent six years at Salomon Brothers, two years as an associate in Corporate Finance and four years as a Product Specialist in the Hedge Management/Derivatives Group.

Ms. McManus received a B.S. from Cornell University and an M.B.A. from Wharton. She serves on the Board of Regents for The Delbarton School in Morristown, New Jersey, and the Board of Trustees for The Jane Goodall Institute.

Our Board believes that Ms. McManus’s qualifications to serve as a Board member include experience in evaluating businesses for investment, her achievements in building organizational structures and non-profit board service. Ms. McManus serves as a member of the Audit and Finance Committee (as defined below) and chair of the Nominating and Corporate Governance Committee.

Philip Politziner	81	2019	Mr. Politziner has served as a member of our Board since August 2019. He was a founder, President and a member of the board of directors of Amper Politziner and Mattia. Amper Politziner and Mattia is one of two predecessor firms to Eisner Amper LLC, a full service advisory and accounting firm. Mr. Politziner retired from Eisner Amper in 2015, last serving as Chairman Emeritus. Mr. Politziner was appointed as a member of the board of directors of Jensyn Acquisition Corporation (NASDAQ: JSYN) in 2016, where he had been the chairman of the audit committee until June 2019 when it consummated its merger with Peck Electric Co. He previously served on the board of directors of Baker Tilly International North America, the board of directors of New Jersey Technology Council and the board of directors of Middlesex County Regional Chamber of Commerce. He has served on the Advisory Board of Jump Start New Jersey Angel Fund. He was awarded the Chamber of Commerce “Community Leader of Distinction” and was inducted into NJBiz Hall of Fame for businesspeople in New Jersey. He also appears in Who’s Who in Corporate Finance.

Mr. Politziner received his B.S. in accounting from New York University and is currently licensed as a CPA in New Jersey. He is a member of the American Institute of Certified Public Accountants (AICPA) and the New Jersey Society of Certified Public Accountants (NJSCPA).

Our Board believes that Mr. Politziner’s qualifications to serve as a Board member include his considerable experience with financial and accounting matters and SEC compliance matters as the chairman of the audit committee of a public company. Mr. Politziner serves as chair of the Audit and Finance Committee.

Stephen Socolof	61	2019	Mr. Socolof has served as a member of our Board since May 2019. Mr. Socolof has been Managing Partner of Tech Council Ventures, an early-stage venture capital firm, since 2018 and remains a Managing Partner of New Venture Partners, a venture capital firm that he co-founded in 2001. Previously, Mr. Socolof worked at Lucent Technologies, Inc. from 1996 to 2001 where he established Lucent’s New Ventures Group. Before joining Lucent, Mr. Socolof spent eight years with Booz, Allen & Hamilton Inc., where he was a leader of the firm’s innovation consulting practice. Mr. Socolof is currently a director of Everspin Technologies Inc., which is a semiconductor and electronics technology company listed on the Nasdaq Global Market. He is also currently a director on the boards of ChoiceWORX and SunRay Scientific and an observer on the boards of Adrich, Kintra Fibers, and Vydia Inc. He was a director of Gainspan Corporation before its acquisition by Telit Communications, Silicon Hive, until its acquisition by Intel Corporation, StratIS IoT before its acquisition by RealPage, and SyChip, Inc. before its acquisition by Murata, and a board observer of Flarion Technologies, Inc., until its acquisition by Qualcomm Inc.

Mr. Socolof holds a Bachelor of Arts degree in economics and a Bachelor of Science degree in mathematical sciences from Stanford University and received his M.B.A. from the Amos Tuck School at Dartmouth College, where he was a Tuck Scholar. He currently serves on the Board of Advisors of the Center for the Study of Private Equity at the Tuck School.

Our Board believes that Mr. Socolof’s qualifications to serve as a Board member include his long history of investing in technology growth companies, significant leadership experience in the corporate venture community, and experience as a public company board member, as well as his financial, business, and investment expertise. Mr. Socolof currently serves as Lead Director, as a member of the Audit and Finance Committee, and as chair of the Compensation Committee.

James Tu	52	2019	Mr. Tu has served as our Executive Chairman and Chief Executive officer since April 2019. He is also the Chief Investment Officer of 5 Elements Global Advisors LLC, which focuses on investing in the cleantech sector and is a stockholder in the Company. Mr. Tu served as the Executive Chairman and Chief Executive Officer of the Company from May 2013 to February 2017, and as the non-Executive Chairman of the Board from December 2012 to April 2013. Previously, he served as Chairman and Chief Executive Officer of Social Energy Partners and Director of Investment Management of Gerstein Fisher & Associates, and an equity analyst at Dolphin Asset Management Corp.

Mr. Tu received an MBA in finance from Baruch College and a B.S. in electrical engineering from Tsinghua University. A Chartered Financial Analyst (CFA) since 1997, he received an “E&Y Entrepreneur of the Year” award in the Technology category in 2016.

Our Board believes that Mr. Tu’s qualifications to serve as a Board member include his role as the Company’s Chief Executive Officer, as well as his experience in investing, advising and managing clean energy companies.

 Board of Directors Recommendation

    OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES LISTED ABOVE.

Executive Officers

The following table sets forth certain information about the executive officers of the Company as of the Record Date. There are no family relationships among any of our directors and executive officers. For biographical information regarding our executive officers, see the discussion under “Biographical Information” below.

Name	Age	Position
James Tu	52	Executive Chairman and Chief Executive Officer
Tod Nestor	57	President and Chief Financial Officer
James R. Warren	38	Senior Vice President, General Counsel and Corporate Secretary

Biographical Information
James Tu
See the discussion under “Nominees” above.
Tod Nestor
Mr. Nestor joined the Company in July 2019 as President and Chief Financial Officer. From 2017 to 2018, Mr. Nestor served as Executive Vice President and Chief Financial Officer of Alumni Ventures Group, a Manchester, New Hampshire based venture capital firm with the most active global transaction volume in 2018 according to PitchBook. Between 2013 and 2016, Mr. Nestor served as the Chief Financial Officer of Merchants Automotive Group, Inc., a privately held fleet management, short-term rental, automobile retail and consumer financing company, which had over $300 million in revenue in 2016. Previously, Mr. Nestor also served as Senior Vice President and Chief Financial Officer of The Penn Traffic Company, a publicly traded grocery distribution company, which had $1.5 billion in revenue in 2009, and Chief Financial Officer for Fairway Holdings Corp., a privately held grocery store chain based in the greater New York City region, which had $750 million in revenue in 2011. Earlier in his career, Mr. Nestor held other senior leadership roles across a wide array of functions in large organizations such as American Eagle Outfitters, HJ Heinz, WR Grace, and PepsiCo, Inc. Mr. Nestor received a Bachelor of Business Administration degree in Accounting from the University of Notre Dame and an MBA in Finance and Entrepreneurial Management with a concentration in Strategic Planning from The Wharton School of the University of Pennsylvania. He is also a licensed Certified Public Accountant (CPA), Certified Management Account (CMA), Certified Financial Manager (CFM), and Chartered Financial Analyst (CFA).

James R. Warren

Mr. Warren joined the Company in September 2020 as Senior Vice President, General Counsel and Corporate Secretary. Prior to joining Energy Focus, Mr. Warren was a corporate and securities lawyer from 2018 to 2019 at GrafTech International Ltd. (NYSE:EAF), a global manufacturer of graphite electrodes for electric arc furnace steel production, and from 2017 to 2019 at FirstEnergy Corp. (NYSE:FE), one of the nation’s largest investor-owned electric systems. Mr. Warren began his legal career at Tucker Ellis LLP in Cleveland, where his work included mergers and acquisitions, securities, and other corporate transactions. Before law school, Mr. Warren worked as an electrical engineer, focusing on research and development of naval sensor systems and digital communications systems. Mr. Warren earned his undergraduate and graduate degrees in electrical engineering from the Massachusetts Institute of Technology, and his law degree from Case Western Reserve University School of Law.

Significant Employee
John Davenport
John Davenport, age 75, currently serves as Chief Scientist for Energy Focus. Mr. Davenport joined Energy Focus in November 1999 as Chief Technology Officer and served as Chief Executive Officer and President from July 2005 until May 2008 and President from May 2008 until July 2012. Prior to joining Energy Focus, Mr. Davenport served as President of Unison Fiber Optic Lighting Systems, LLC from 1998 to 1999. Mr. Davenport began his career at GE Lighting in 1972 as a research physicist and thereafter served 25 years in various capacities, including GE Lighting’s research and development manager and as development manager for high performance LED projects. He is a recognized global expert in light sources, lighting systems and lighting applications, with special emphasis in low wattage discharge lamps, electronic ballast technology and distributed lighting systems. Mr. Davenport developed numerous advanced lighting products for GE Lighting, including the blue Xenon headlamp currently used in automobiles. During his tenure with Energy Focus, Mr. Davenport led the development of a range of LED lighting products, including Intellitube®, Energy Focus’ unique tubular LED retrofit lamp. He is the author of more than 125 patents.

Mr. Davenport received a Master’s degree in Physics and a Bachelor of Science degree in Physics from John Carroll University.
Corporate Governance

Director Independence

Our Board has determined that each of the following current directors and nominees is “independent” within the meaning of the Nasdaq Marketplace Rules:

Jennifer Cheng
Gina Huang
Geraldine McManus
Philip Politziner
Stephen Socolof

In this Proxy Statement these directors are referred to individually as an “Independent Director” and collectively as the “Independent Directors.”

Board Meetings and Committees; Annual Meeting Attendance

Our Board held a total of seven meetings during the fiscal year ended December 31, 2020. All current directors attended at least 75% of the aggregate number of meetings of the Board and of the committees on which such directors served.

The Company does not have a policy regarding attendance by the directors at the Company’s Annual Meeting. The Company generally encourages, but does not require, directors to attend the Company’s annual meetings of stockholders. All but one of the six directors were present virtually at the last annual meeting of stockholders held September 17, 2020.

Compensation Committee

The Company has a standing Compensation Committee of our Board (the “Compensation Committee”), currently consisting of Mr. Socolof, as chair, and Ms. Cheng. Each of the members of the Compensation Committee is an Independent Director and is also independent under the Nasdaq Marketplace Rules for compensation committee membership. The Compensation Committee held three meetings in 2020. The Board has approved a charter for the Compensation Committee. A copy of this charter can be found on the Company’s website at http://investors.energyfocus.com/corporate-governance.

The Compensation Committee’s primary functions are to:

•receive proposals from management and review and recommend to the Board the corporate goals and objectives relevant to compensation of the Chief Executive Officer, evaluate his performance in light of such goals and objectives, and recommend to the Board for approval his compensation level based on this evaluation;

•develop and recommend to the Board compensation arrangements for other executive officers of the Company;

•review and recommend to the Board incentive compensation plans and equity-based plans, and administer such plans;

•review and recommend to the Board all other employee benefit plans for the Company; and

•review and make recommendations to the Board regarding compensation of the Board.

The authority of the Compensation Committee may be delegated to a subcommittee of the Compensation Committee, consisting of one or more directors. Further, the Compensation Committee may delegate certain equity award grant authority and responsibilities (including ministerial duties) under the Company’s equity plan to certain other committees of the Board or to authorized officers of the Company, subject to applicable law. The Chief Executive Officer may provide recommendations regarding compensation of other executive officers. The Compensation Committee is empowered to retain consultants for advice on compensation matters. For more information about the Company’s executive and director compensation programs, see the “Executive Compensation and Other Information” and “Director Compensation” sections of this Proxy Statement.

Compensation Committee Interlocks and Insider Participation

No director currently serving on the Compensation Committee is or has been an officer or employee of the Company or any of the Company’s subsidiaries. No interlocking relationships exist between our Board or Compensation Committee and the Board or compensation committee of any other entity, nor has any interlocking relationship existed in the past.

Audit and Finance Committee
     The Company’s Audit and Finance Committee of the Board (“the Audit and Finance Committee”) acts as the standing audit committee of our Board. The Audit and Finance Committee, which currently consists of Mr. Politziner, as chair, Mr. Socolof, and Ms. McManus, held four meetings in 2020. Each of the members of the Audit and Finance Committee is an Independent Director and is also independent under the criteria established by the SEC and the Nasdaq Stock Market for audit committee membership. Our Board has determined that Mr. Politziner is an “audit committee financial expert,” as defined under the rules of the SEC. Our Board has approved a charter for the Audit and Finance Committee. A copy of this charter can be found on the Company’s website at http://investors.energyfocus.com/corporate-governance.

The Audit and Finance Committee’s primary functions are to assist our Board in its oversight of the integrity of the Company’s financial statements and other financial information, the Company’s compliance with legal and regulatory requirements, the qualifications, independence and performance of the Company’s independent registered public accounting firm. More specifically, the Audit and Finance Committee:

•appoints, compensates, evaluates and, when appropriate, replaces the Company’s independent registered public accounting firm;

•reviews and pre-approves audit and permissible non-audit services;

•reviews the scope of the annual audit;

•monitors the independent registered public accounting firm’s relationship with the Company;

•meets with the independent registered public accounting firm and management to discuss and review the Company’s financial statements, internal controls, and auditing, accounting and financial reporting processes; and

•reviews managements risk management of legal, compliance and major financial risks.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee currently consists of Ms. McManus as chair, and Ms. Cheng. Each of the members of the Nominating and Corporate Governance Committee is an Independent Director. The Nominating and Corporate Governance Committee held one meeting in 2020. Our Board has approved a charter for the Nominating and Corporate Governance Committee. A copy of this charter can be found on the Company’s website at http://investors.energyfocus.com/corporate-governance.

The Nominating and Corporate Governance Committee’s primary functions are to carry out the responsibilities delegated by the Board relating to the Company’s director nominations process and procedures, developing and maintaining the Company’s corporate governance policies, and any related matters required by the Nasdaq Stock Market or federal securities laws. More specifically, the Nominating and Corporate Governance Committee:

•determines, makes recommendations, and reviews periodically with the Board, the appropriate number of directors that shall constitute the Board, along with the qualifications required to be a director, the Board’s leadership structure and its committee structure and composition;

•conducts searches for and reviews individuals qualified to become members of the Board;

•makes recommendations to the Board regarding the selection and approval of the nominees for director to be submitted during the annual meeting of stockholders and identifies and makes recommendations to the Board regarding the selection and approval of candidates to fill vacancies on the Board;

•evaluates and makes a recommendation to the Board with respect to the “independence” of directors;

•oversees the Company’s corporate governance practices, procedures, corporate governance guidelines and other governing documents, and other governance matters required by the SEC or Nasdaq Stock Market and makes related recommendations to the Board;

•oversees the Board’s and committees’ evaluation and charter review process; and

•develops and recommends to the Board for approval, after taking into account any input provided by the Compensation Committee, a Chief Executive Officer succession plan.
The Nominating and Corporate Governance Committee will consider various candidates for Board membership, including those suggested by other Board members, by any executive search firm engaged by the Nominating and Corporate Governance Committee, and by stockholders. While the Nominating and Corporate Governance Committee does not have minimum qualifications for candidacy, it considers a variety of criteria in assessing potential candidates, including their diversity of personal and professional background, experience, and perspective; personal and professional integrity, ethics and values; experience relevant to the Company’s industry and relevant concerns; practical and mature business judgment, including the ability to make independent analytical inquiries; the ability to commit sufficient time and attention to the activities of the Board; specific experience with accounting, finance, leadership and strategic planning; satisfaction of applicable independence criteria for independent members; and the absence of potential conflicts of interest with the Company’s interests. A stockholder who wishes to suggest a prospective nominee for the Board to consider should notify the Corporate Secretary of the Company or any member of the Nominating and Corporate Governance Committee in writing, with any supporting material the stockholder considers appropriate, at the following address: Energy Focus, Inc., 32000 Aurora Road, Suite B, Solon, Ohio 44139.

Board Leadership Structure and Role in Risk Oversight

Mr. Tu currently serves as both Chairman of the Board and Chief Executive Officer. The Nominating and Corporate Governance Committee periodically considers whether the roles of Chief Executive Officer and Chairman should be separate but believes at this time that the Company and its stockholders are best served by its current leadership structure. Combining the roles of Chairman and Chief Executive Officer fosters accountability, effective decision-making and alignment between interests of the Board and management. In September 2019, our Board established a lead independent director position (“Lead Director”), and the Board appointed Mr. Socolof as the Lead Director. The Lead Director serves as a liaison between the Independent Directors and the Chairman and the Chief Executive Officer and the full Board, consults with and advises the Chairman regarding Board matters, calls and chairs meetings of Independent Directors and chairs meetings of the Board when the Chairman is not present.

It is management’s responsibility to manage risk and bring material risks to the attention of the Board. The Board administers its risk oversight role by reviewing strategic, financial and execution risks and exposures associated with the Company’s operations and financial condition; litigation and other matters that may present material risk to our operations, plans, prospects or reputation; acquisitions and divestitures; and senior management succession planning. This oversight role is performed directly and through the committee structure and the committees’ regular reports to our Board. The Audit and Finance Committee reviews risks associated with legal, compliance, cybersecurity and major financial and accounting matters, including financial reporting, accounting, disclosure, internal control over financial reporting and ethics and compliance programs. The Compensation Committee reviews risks related to executive compensation and the design of compensation programs, plans and arrangements. The Nominating and Corporate Governance Committee reviews risks associated with the Company’s corporate governance policies, as well as Nasdaq Stock Market rules and federal securities laws.

Stockholder Communications with the Board

Stockholders may communicate with our Board through the Corporate Secretary of the Company by writing to the following address: Energy Focus, Inc., Attention: Corporate Secretary, 32000 Aurora Road, Suite B, Solon, Ohio 44139. Any such communication should indicate whether the communication is intended to be directed to our entire Board or to a particular director or directors, and must indicate the number of shares of Company stock beneficially owned by the stockholder. Our Corporate Secretary will forward appropriate communications to our Board and/or the appropriate director(s). Inappropriate communications include correspondence that does not relate to the business or affairs of the Company or the functioning of our Board or its committees, advertisements or other commercial solicitations or communications, and communications that are frivolous, threatening, illegal or otherwise not appropriate for delivery to directors.

Employee, Officer and Director Hedging

The Company’s Insider Trading Policy prohibits all of our executive officers, directors and other designated employees from engaging in short sales or investing in other kinds of hedging transactions or financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds) that are designed to hedge or offset any decrease in the market value of the Company’s securities.

PROPOSAL NO. 2: INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM RATIFICATION PROPOSAL

General
Our Board recommends that the stockholders ratify the selection of GBQ as the Company’s independent registered public accounting firm to audit our accounts and those of our subsidiaries for the fiscal year ending December 31, 2021. The Audit and Finance Committee approved the selection of GBQ as our independent registered public accounting firm for fiscal year 2021.

We engaged GBQ as our independent registered public accounting firm on May 24, 2019 (the “Engagement Date”). In order to ensure continuing auditor independence, the Audit and Finance Committee periodically considers whether there should be a regular rotation of the independent registered public accounting firm. The members of the Audit and Finance Committee and the Board believe that the continued retention of GBQ to serve as our independent registered public accounting firm is in the best interests of the Company and its stockholders.

We expect that a representative of GBQ will attend the Annual Meeting, and the representative will have an opportunity to make a statement if he or she so chooses. The representative will also be available to respond to appropriate questions from stockholders.

On April 5, 2019, the Company was informed by its independent registered public accounting firm, Plante & Moran PLLC (“Plante Moran”) of Plante Moran’s decision to decline to stand for reappointment as independent registered public accounting firm for the Company (the “Declination Date”).

Plante Moran’s reports on the financial statements of the Company as of and for the years ended December 31, 2017 and December 31, 2018 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except the audit report for the fiscal year ended December 31, 2018 contained a “going concern” qualification.

During the years ended December 31, 2017 and December 31, 2018 and the subsequent interim period through Declination Date, there were no disagreements with Plante Moran on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which if not resolved to Plante Moran’s satisfaction would have caused Plante Moran to make reference thereto in connection with its reports on the financial statements for such years. During the years ended December 31, 2017 and December 31, 2018 and the subsequent interim period through the Declination Date, there were no reportable events of the types described in Item 304(a)(1)(v) of Regulation S-K.

During the years ended December 31, 2017 and December 31, 2018, and the subsequent interim period through the Engagement Date, neither the Company nor anyone on its behalf consulted with GBQ regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements or (ii) any matter that was either the subject of a “disagreement” or a “reportable event” (within the meaning of Item 304(a)(1)(iv) and Item 304(a)(1)(v) of Regulation S-K, respectively).

There is no requirement that the Company submit the selection of its independent registered public accounting firm to its stockholders for ratification. In addition, the Sarbanes-Oxley Act of 2002 requires our Audit and Finance Committee to be directly responsible for the appointment, compensation and oversight of the audit work of our independent registered public accounting firm. If our stockholders fail to ratify the selection, the Audit and Finance Committee will reconsider whether to retain GBQ and may retain any firm without re-submitting the matter to our stockholders. Even if the selection is ratified, the Audit and Finance Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

Accountant Fees and Services
GBQ, an independent member of the BDO Alliance USA, provided audit services to the Company for the fiscal years ended December 31, 2019 and December 31, 2020.

The following table presents fees for professional services rendered by Plante Moran and GBQ collectively for 2020 and 2019:

	Year Ended December 31,
	2020	2019
Audit Fees	$215,595	$290,308
Audit-Related Fees	-	-
Tax Fees	-	-
All Other Fees	26,297	-
Total Fees	$241,892	$290,308

Audit Fees. “Audit Fees” include the aggregate fees billed for professional services rendered. Audit Fees for 2020 include fees billed by GBQ and Plante Moran and include payments for professional services rendered in 2020 including audit services related to quarterly reviews and audits of consolidated financial statements, reviews in connection with SEC filings and related consents, comfort letters related to the public stock offering, and other consultations. Because we are a smaller reporting company, for both 2020 and 2019, we were not required to obtain an attestation report with respect to our internal control over financial reporting from our independent registered public accounting firm. Therefore, no fees related to that attestation report were incurred.

All Other Fees. “All Other Fees” includes fees billed for non-audit related professional services rendered including an IT audit and consultation regarding PPP loan forgiveness.

Pre-Approval Policies and Procedures
It is the Company’s policy that all audit and non-audit services to be performed by the Company’s principal auditors be approved in advance by the Audit and Finance Committee. The Audit and Finance Committee pre-approved all services provided by GBQ during 2020.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM RATIFICATION PROPOSAL.

PROPOSAL NO. 3: SAY-ON-PAY PROPOSAL

As required pursuant to Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we are seeking a vote on an advisory (non-binding) basis to approve the compensation of our Named Executive Officers as disclosed in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives stockholders the opportunity to endorse or not endorse the Company’s Named Executive Officer compensation program and policies. At the Annual Meeting, stockholders will be asked to consider and approve, on an advisory (non-binding) basis, the following resolution:

RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation tables and related narrative discussion contained in the proxy statement, dated April 13, 2021, is hereby approved on an advisory basis.

Our policy is to provide a compensation program that will attract, motivate and retain persons of high quality and provide incentives that align the interests of our employees and directors with those of our stockholders. Your advisory vote on this particular proposal is not intended to address any specific element of the compensation of our Named Executive Officers; rather, the vote relates to our general Named Executive Officer compensation program, which is described in greater detail under the “Executive Compensation and Other Information” heading of this Proxy Statement. We are currently conducting this advisory vote every year and expect to hold the next say-on-pay vote in connection with the annual meeting of stockholders to be held in 2022.

Although this vote is not binding on the Company, we value your opinion and our Compensation Committee expects to consider the results of your vote on this proposal when making future decisions relating to our executive compensation program.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE SAY-ON-PAY PROPOSAL.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

The following table sets forth certain information with respect to beneficial ownership of common stock as of the Record Date, as to (i) each person known by the Company to beneficially own more than 5% of the outstanding shares of common stock, (ii) each of the Company’s current directors and named executive officers listed below, and (iii) all current executive officers and directors of the Company as a group. Unless otherwise specified, the address for each executive officer and director is 32000 Aurora Road, Suite B, Solon Ohio 44139. Except as otherwise indicated and subject to community property laws where applicable, each person or entity included in the table below has sole voting and investment power with respect to the shares beneficially owned by that person or entity.

	Shares Beneficially Owned
			Percent of Outstanding Common Stock (1)

Name and Address
5% Stockholders
Schedule 13D Parties (James Tu and Gina Huang (Mei Yun Huang))	657,933	(2)	16.2%
1 Bridge Plaza North, #275
Fort Lee, NJ 07024

James Tu	281,101	(3)	6.9%
Gina Huang (Mei Yun Huang)	376,832	(4)	9.3%

Current Directors and Named Executive Officers
Jennifer Cheng	17,000	(5)	*
Geraldine McManus	17,000	(5)	*
Philip Politziner	23,400	(5)	*
Stephen Socolof	17,000	(5)	*
Tod A. Nestor	56,397	(6)	1.4%
James R. Warren	—		—%
James Tu	See “5% Stockholders” above
Gina Huang (Mei Yun Huang)	See “5% Stockholders” above

All Current Directors and Executive Officers as a Group (8 persons)			19.1%

*Less than one percent

(1)
Based on 4,027,021 shares of common stock outstanding as of April 1, 2021. In addition, shares of common stock issuable pursuant to options that are currently exercisable, or may become exercisable within 60 days of April 1, 2021, or pursuant to restricted stock units (“RSUs”) scheduled to vest within 60 days of April 1, 2021, are included in the reported beneficial holdings of the individual owning such options or RSUs. Pursuant to SEC rules, these issuable shares of common stock have been treated as outstanding in calculating the percentage ownership of the individual possessing such interest, but not for any other individual.

(2)	On January 30, 2020, James Tu and Gina Huang and certain of their respective controlled affiliated filed a Schedule 13D that indicated that they may be deemed to be members of a “group” (as such term is defined in as defined in Section 13(d)(3) of the Exchange Act and Rule 13d-5(b) promulgated thereunder). This number reflects the beneficial ownership of the group collectively. For information regarding the beneficial ownership of Mr. Tu and Ms. Huang individually, see footnotes (3) and (4), respectively.

(3)
Mr. Tu has shared voting and dispositive power over 60,000 shares of common stock held by 5 Elements Global Fund L.P. (“Global Fund”) and 184,851 shares of common stock held by Fusion Park LLC. (“Fusion Park”). Global Fund and Fusion Park are controlled affiliates of Mr. Tu. This number also includes options exercisable to purchase a total of 36,250 shares of our common stock, 27,500 shares at an exercise price of $2.10 per share and 8,750 shares at an exercise price of $1.50 per share, that are exercisable within 60 days of the Record Date.

(4)
Ms. Huang has shared voting and dispositive power over 246,832 shares of common stock held by Brilliant Start Enterprise, Inc. (“Brilliant Start”) and 120,000 shares of common stock held by Jag International Ltd. (“Jag”). Brilliant Start and Jag are controlled affiliates of Ms. Huang. This number also includes 10,000 RSUs that will, subject to continued continued service on our Board, vest and convert into 10,000 shares of common stock within 60 days of the Record Date.

(5)	Includes 10,000 RSUs that will, subject to continued service on our Board, vest and convert into 10,000 shares of common stock within 60 days of the Record Date.
(6)
Includes options exercisable to purchase a total of 8,956 shares of common stock 3,125 shares at an exercise price of $2.10 per share and 5,831 shares at an exercise price of $1.50, that are exercisable within 60 days of the Record Date.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

2020 Summary Compensation Table

The following table sets forth information about the compensation of our Executive Chairman and Chief Executive Officer, our President and Chief Financial Officer, and our Senior Vice President, General Counsel and Corporate Secretary (collectively, our “Named Executive Officers”) for the years indicated:

Name and Principal Position	Year	Salary ($) (1)	Bonus ($) (2)	Stock Awards ($) (3)	Option Awards ($) (3)	Non-Equity Incentive Plan Compensation (2)	All Other Compensation ($) (4)	Total ($)

James Tu	2020	268,173	9,869	—	34,360	84,762	2,217	399,381
Executive Chairman and Chief Executive Officer	2019	170,766	—	—	87,000	120,000	—	377,766

Tod A. Nestor	2020	238,526	5,922	—	22,907	57,723	588	325,666
President and Chief Financial Officer	2019	108,173	—	—	43,500	50,000	—	201,673

James R. Warren	2020	53,077	1,073	22,848	54,972	11,344	—	143,314
Senior Vice President, General Counsel and Corporate Secretary (5)

(1)	Amounts paid in 2020 and 2019 reflect adjustments to implement salary increases and the timing of payroll dates.
(2)	The amounts set forth in these columns are amounts paid under the Company’s cash incentive program, which is described below under “2020 cash incentive program,” with 2020 amounts split between the “Bonus” column (reflecting discretionary adjustments to payouts due to COVID-19-related adjustments) and the “Non-Equity Incentive Plan Compensation” column (reflecting payouts under the original design of the program).
(3)
Under SEC rules, the values reported reflect the aggregate grant date fair values computed in accordance with FASB ASC Topic 718, of equity awards granted to each of the Named Executive Officers in the years shown. We calculate the grant date fair value of stock option grants using the Black-Scholes option pricing model. We calculate the grant date fair value of restricted stock unit (“RSU”) grants based on the closing stock price on the grant date. A discussion of the assumptions used in calculating these grant date fair values is set forth in Note 11 to the Consolidated Financial Statements contained in Item 8 of our 2020 Form 10-K.

(4)	The amounts set forth in this column include Company-paid contributions for life insurance and supplemental disability policies.
(5)	Mr. Warren joined the Company on September 28, 2020. Amounts reported reflect amounts earned for the portion of 2020 Mr. Warren was an employee.

Narrative Disclosure to 2020 Summary Compensation Table

The Compensation Committee generally has the responsibility of administering our executive compensation program or making recommendations to the full Board with respect to such program. The Compensation Committee reviews and, as appropriate, makes recommendations to the full Board regarding the base salaries and annual cash bonuses for executive officers, and administers our stock incentive plans, including grants of stock options and RSUs.

Compensation Philosophy and Objectives

Our principal executive compensation philosophy is to provide a compensation program that will attract, motivate and retain persons of high quality and provide incentives that align the interests of our employees and directors with those of our stockholders. In administering the executive compensation program, the Compensation Committee is mindful of the following principles and guidelines, which are supported by the full Board:

•Base salaries for executive officers should be competitive;

•A sufficient portion of annual compensation should be at risk in order to align the interests of executives with those of our stockholders;

•The variable part of annual compensation should reflect both individual and corporate performance; and

•As a person’s level of responsibility increases, a greater portion of total compensation should be at risk and include more stock-based compensation to provide executives long-term incentives and help to align further the interests of executives and stockholders in the enhancement of stockholder value.

Executive officer compensation has three primary components: base salary, bonuses granted under our cash incentive plan, and stock-based awards granted pursuant to the 2014 and 2020 Stock Incentive Plans. In addition, executive officers may receive certain perquisites and personal benefits, plus benefits that are generally available to all salaried employees. We do not have any defined benefit pension plans, non-qualified deferred compensation arrangements, or supplemental retirement plans for our executive officers.

During 2020 and 2021, the Compensation Committee engaged Radford (a division of Aon) to assist with the review of the Company’s executive compensation by providing data on market trends and, more specifically, certain market surveys tailored to small cap technology companies, to use generally to see how the Company’s compensation levels compared. We did not select the constituent companies in these surveys, and the component companies’ identities were not a material factor for our compensation decision-making process. Further, the Compensation Committee has assessed the independence of Radford as a compensation consultant, and we are not aware of any conflict of interest that has been raised by the work performed by Radford.

For each Named Executive Officer’s compensation for 2020, the Compensation Committee reviewed the proposed level for each compensation component based on various factors, including very generally the median level for the survey information and other competitive market factors, internal equity and consistency, and an emphasis on pay for performance. The Compensation Committee made recommendations to our Board, based on input from the Chief Executive Officer other than with respect to his own compensation, which then approved the final compensation amounts for each executive officer. We have not adopted any formal or informal policies or guidelines for allocating compensation between long-term and currently paid compensation, between cash and non-cash compensation, or among different forms of non-cash compensation.

2020 base salary

The Compensation Committee seeks to establish executive officer base salary levels that are competitive compared to the median amounts paid to executives in the market. The Compensation Committee also takes into account a number of largely subjective factors, including changes in the individual’s duties and responsibilities, the personal performance of such executive officer, the performance of the Company, cost-of-living increases, and such other factors as the Compensation Committee deems appropriate, including the individual’s overall mix between fixed and variable compensation and between cash and stock-based compensation.

2020 cash incentive program
In 2019, an Executive Bonus Plan (the “Bonus Plan”) was established, based on the Compensation Committee’s recommendation to our Board, for executive management under which the named executive officers would be eligible for cash incentive payments.
For 2020, our Board set the potential payments at the following percentages of such executive’s 2020 salary, with the final amounts payable to be determined by our Board based upon the 2020 financial results with respect to the metrics and percentages described below:

	Incentive Payment as a % of Base Salary (1)
	Minimum	Target	Maximum
Chief Executive Officer	0%	60%	96%
President and Chief Financial Officer	0%	40%	64%
Senior Vice President, General Counsel and Corporate Secretary	0%	30%	48%

(1)	Based on the annual salary rate for the year and prorated for the portion of the year they worked for the Company.
Subject to the terms of the Bonus Plan, earning the 2020 bonus was based 60% on Company performance and 40% on the Compensation Committee’s subjective evaluation of individual performance. Our Board or the Compensation Committee could, in its sole discretion, adjust amounts payable to any participant downward or upward to reflect such considerations as it may in its sole discretion deem to be appropriate.

The Company performance metrics selected for the Company performance portion of the 2020 Bonus Plan by the Compensation Committee were revenue and EBITDA. The pre-established threshold, target and maximum goals for the revenue metric were $15.36 million, $20.49 million and $22.54 million, and the pre-established threshold, target and maximum goals for the EBITDA metric were ($5.00 million), ($3.00 million) and ($2.00 million). Final Company performance for each metric fell between the minimum and target performance levels based on actual performance (actual performance of $16.83 million for the revenue metric and ($3.89 million) for the EBITDA metric). Individual performance assessments for each named executive officer are evaluated by the Committee against pre-established, individualized objectives (covering categories such as business development, product innovation, organizational development, cost management, and other strategic initiatives). Based on Company performance combined with the Named Executive Officer’s individual performance assessments, the Compensation Committee approved the following aggregate 2020 Bonus Plan payouts: $84,762 for the Chief Executive Officer; $57,723 for the President and Chief Financial Officer; and $11,344 (a prorated amount) for the Senior Vice President and General Counsel. This total of $153,829, was paid in February 2021.

As permitted by the Bonus Plan, and specifically in response to the COVID-19 pandemic, the Compensation Committee adjusted the actual Company performance results for the revenue and EBITDA metrics (by $0.50 million and $0.21 million, respectively), based on a subjective but conservative estimate of the impact on these metrics of reduced commercial sales due to the impact of delayed projects and opportunities resulting from the pandemic. The Compensation Committee chose to do this because it determined that the adjustment reflected a conservative estimate of lost sales opportunity based on a subset of legacy products with volumes impacted due to extraordinary market forces due to the COVID-19 pandemic that the Compensation Committee determined were not attributable to management performance. As a result, the Compensation Committee determined that an additional amount generally attributable to 2020 Company performance should be deemed earned by each of the Named Executive Officers under the 2020 Bonus Plan. These additional discretionary amounts are $9,869 for the Chief Executive Officer, $5,922 for the President and Chief Financial Officer, and $1,073 for the Senior Vice President and General Counsel, and are reflected in the total payments discussed above.
Discretionary bonuses
The Compensation Committee may from time to time award a discretionary cash bonus to one or more Named Executive Officers, in the amounts and based on the factors determined by the Compensation Committee. The bonus awards may be based on a Named Executive Officer’s individual performance or on the overall success of the Company, or both. There were no discretionary bonuses awarded to the Named Executive Officers with respect to 2020, other than payouts relating to the adjustment to Company performance metrics based on the impact of the COVID-19 pandemic as described above.
2020 Stock Awards and Option Awards
The Compensation Committee believes that employee equity ownership provides significant motivation to executive officers to maximize value for the Company’s stockholders and, therefore, periodically grants time-based stock options and RSUs under the 2014 and 2020 Stock Incentive Plans at the then current market price.
On March 18, 2020 our Board approved the Energy Focus, Inc. 2020 Stock Incentive Plan. The 2020 Stock Incentive Plan was approved by the stockholders at our annual meeting on September 17, 2020, after which no further awards could be issued under the Energy Focus, Inc. 2014 Stock Incentive Plan. The 2020 Stock Incentive Plan initially allows for awards up to 350,000 shares of common stock and expires on September 17, 2030. At December 31, 2020, 331,150 shares remain available to grant under the 2020 Plan. Additionally, all common stock amounts and exercise prices relating to the common stock referenced in our compensation disclosure have already been adjusted to reflect the one-for-five reverse stock split of our common stock, which became effective on June 11, 2020.

The Compensation Committee grants, or recommends to the Board to grant, options and/or RSUs to executive officers, typically after consideration of recommendations from the Chief Executive Officer. Recommendations for equity awards are generally based upon the relative position, responsibilities, and previous and expected contributions of each officer, previous equity award grants to such officers and customary levels of equity award grants for the respective position in other comparable companies. The exercise price for stock options is equal to the fair market value of our common stock on the grant date. Stock options generally vest over a four-year period with 25% vesting one year from the date of grant and the remaining 75% vesting equally on a monthly basis over the remaining 36 months. Options generally expire 10 years from the date of grant. RSUs, if granted, generally vest over a four-year period with 25% vesting on each anniversary of the grant date.

Under the 2014 and 2020 Stock Incentive Plans, upon a Change of Control (as defined in such plan) all outstanding unvested RSUs become fully vested if not assumed, or substituted with a new award, by the successor to the Company and, if such awards are assumed or substituted by the successor to the Company, they become fully vested if the RSU holder’s employment is terminated (other than a termination for cause) within two years following a Change of Control. If an option holder’s employment is terminated within two years after a Change of Control for any reason other than death, retirement, disability or termination for cause, each outstanding stock option that is vested following such termination will remain exercisable until the earlier of the third anniversary of termination or the expiration of the term of the stock option. In addition, in the event of termination due to death or disability, awards vest in full.

In March 2020, Mr. Tu, Executive Chairman and Chief Executive Officer, was awarded 30,000 stock options and Mr. Nestor, President and Chief Financial Officer, was awarded 20,000 stock options. These options have an exercise price of $1.50 per share. One fourth of these options vested on March 28, 2021, with the remaining three-fourths vesting in equal monthly installments thereafter over a three-year period. In connection with his employment in September 2020, Mr. Warren, Senior Vice President, General Counsel and Corporate Secretary was awarded 10,000 stock options and 3,200 RSUs. The options have an exercise price of $7.14 per share. One fourth of these options will vest on September 28, 2021, with the remaining three-fourths vesting in equal annual installments thereafter over a three-year period. One fourth of the restricted stock units will vest on September 28, 2021, with the remaining three-fourths vesting in equal annual installments thereafter over a three-year period.
Departure, Termination or Change in Control Benefits
There are no Change in Control participation agreements in place with any of Mr. Tu, Executive Chairman and Chief Executive Officer, Mr. Nestor, President and Chief Financial Officer, or Mr. Warren, Senior Vice President, General Counsel and Corporate Secretary. We have no plans, contracts or arrangements, other than those regarding our equity incentive awards described above, that provide for payments or benefits to the Named Executive Officers for any departure or termination event, such as death, disability, or termination without cause.
Employment Agreements with Named Executive Officers
We do not have employment agreements with any of our Named Executive Officers.
Savings Plan and Other Benefits
We have established a tax qualified 401(k) plan for our employees, including the Named Executive Officers. The Company does not contribute to this plan.

Our Named Executive Officers are eligible to participate in the same medical, life and disability insurance programs and other welfare plans as the rest of our employees, plus our Employee Stock Purchase Plan, including on substantially similar terms. Our Named Executive Officers may also receive Company-paid contributions for life insurance and supplemental disability policy.
Outstanding Equity Awards at 2020 Fiscal Year-End

The following table sets forth information with respect to equity awards outstanding for our Named Executive Officers as of December 31, 2020:

			Option Awards					Stock Awards
Name	Award Grant Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Un-exercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)
James Tu	3/28/2020		—	30,000	(1)	$1.50	3/28/2030	—	—
	7/16/2019		21,250	38,750	(1)	$2.10	7/16/2029	—	—

Tod A. Nestor	3/28/2020		—	20,000	(1)	$1.50	3/28/2030	—	—
	7/16/2019		—	19,375	(1)	$2.10	7/16/2029	—	—

James Warren	9/28/2020		—	10,000	(2)	$7.14	9/28/2030	—	—
	9/28/2020	(3)	—	—		—	—	3,200	12,896

(1)	One-fourth vests on the first anniversary of the grant date, and the remainder vests in equal monthly installments thereafter over a three-year period.
(2)	One-fourth vests on the first anniversary of the grant date, with the remaining three-fourths vesting in equal annual installments thereafter over a three-year period.
(3)	One fourth vests on the first anniversary of the grant date, with the remaining three-fourths vesting in equal annual installments thereafter over a three-year period. The market value for these shares is reported based on the closing price of the Company’s stock on December 31, 2020 of $4.03 per share.

DIRECTOR COMPENSATION

We use a combination of cash and stock-based awards to attract and retain qualified candidates to serve on our Board. In setting director compensation, our Board considers the significant amount of time that directors expend in fulfilling their duties and the skill level required, and more generally the compensation of Board members at comparable companies.

Our Board approved the following annual cash and stock-based compensation for non-employee directors in 2020:

Annual Cash Retainer	$24,000
Initial Restricted Stock Unit Grant	4,000	(1)
Annual Restricted Stock Unit Grant	3,000	(1)
Additional Annual Cash Retainers:
Lead Director	$14,750
Compensation Committee Chair	$14,000
Compensation Committee Member	$5,000
Audit and Finance Committee Chair	$19,000
Audit and Finance Committee Member	$7,000
Nominating and Corporate Governance Committee Chair	$9,000
Nominating and Corporate Governance Committee Member	$4,000

(1)
On March 18, 2020, Ms. Huang received 4,000 RSUs for joining the Board, and each current non-employee director received 3,000 RSUs for service during 2020, with any RSUs granted vesting in full on September 17, 2020, the date of our annual meeting of stockholders. Each RSU settled in common stock.

Our Board, at its discretion, may grant options or other equity awards to newly elected directors and additional grants to other directors.

The following table summarizes the total compensation paid to non-employee directors for the year ended December 31, 2020:

2020 Director Compensation

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)

Jennifer Cheng	33,000	4,500	37,500
Geraldine McManus	40,000	4,500	44,500
Philip Politziner	43,000	4,500	47,500
Stephen Socolof	59,750	4,500	64,250
Gina Huang	24,000	6,000	30,000

(1)	Represents cash fees earned during 2020.
(2)
Represents RSUs granted on March 18, 2020 that vested on September 17, 2020 and settled in common stock. The grant date fair value is calculated based on the $1.50 closing price of the stock on the grant date.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Audit and Finance Committee is responsible to review, approve and oversee any transaction between the Company and any related person and other potential conflict of interest situations on an ongoing basis, in accordance with Company policies and procedures.

On November 30, 2018, each of Gina Huang, Brilliant Start, Jag, Jiangang Luo, Cleantech Global Ltd., James Tu, Global Fund, Yeh-Mei Hui Cheng, Communal International, Ltd., and 5 Elements Energy Efficiency Limited (collectively, the “Former Schedule 13D Parties”) filed a Schedule 13D with the SEC, indicating that they may have been deemed to be a “group” under Section 13(d)(3) of the Exchange Act and Rule 13d-5 promulgated thereunder, and that such group beneficially owned 17.6% of our common stock. The Schedule 13D was amended on February 26, 2019 and April 3, 2019.

A description of the relationships between certain of the Former Schedule 13D Parties is set forth below:

•Gina Huang (“Ms. Huang”), who:
◦is now a member of our Board;
◦is the Chairperson of Brilliant Start and the sole owner of Jag International, Ltd. (“Jag”);
◦has voting and dispositive power over the common stock beneficially owned by Brilliant Start and Jag; and
◦is the mother of Sophia Shee, an employee of the Company;
•Jiangang Luo (“Mr. Luo”), who is the Managing Partner of Cleantech Global Ltd. (“Cleantech”), and a former member of our Board;
•James Tu (“Mr. Tu”), who is now the Company’s Chairman and Chief Executive Officer and member of our Board and previously served as Chairman, Chief Executive Officer and President of the Company and a member of our Board from December 18, 2012 until his resignation from such positions on February 19, 2017:
◦has voting and dispositive power over the common stock held by 5 Elements Global Fund L.P.;
◦is a Co-Founder and 50% owner of Communal International, Ltd. (“Communal”), which has 50% ownership interest in Energy Efficiency (defined below);
•Yeh-Mei Hui Cheng (“Ms. Cheng”), who:
◦is the general partner and controlling partner of Energy Efficiency (defined below);
◦owns 50% of Energy Efficiency;
◦is Co-Founder and 50% owner of Communal, which owns the other 50% of Energy Efficiency;
◦is the mother of Jennifer Cheng, a current member of our Board; and
◦is the mother of Simon Cheng, a member of our Board through February 19, 2017, and a current employee of the Company; As of March 5, 2021, Mr. Cheng’s compensation as an employee of the Company totaled $160,000 from January 1, 2020 through April 2, 2021;
•Communal, which holds 50% ownership interest in 5 Elements Energy Efficiency Limited (“Energy Efficiency”); and
•Energy Efficiency, which is owned 50% by Ms. Cheng and 50% by Communal.

On February 21, 2019, the Former Schedule 13D Parties entered into a settlement with the Company providing for the appointment of two directors (Geraldine McManus and Jennifer Cheng) and the nomination of those two directors for election at the Company’s 2019 annual meeting of stockholders.

On March 29, 2019, the Company entered into a note purchase agreement (the “Note Purchase Agreement”) with certain investors, including Fusion Park (of which James Tu is the sole member) and Brilliant Start (which is controlled by Gina Huang), for the purchase of an aggregate of $1.7 million in subordinated convertible promissory notes. Pursuant to the Note Purchase Agreement, Fusion Park and Brilliant Start purchased $580,000 and $500,000, respectively, in principal amount of the subordinated convertible promissory notes. The subordinated convertible promissory notes were amended on May 29, 2019 (as amended, the “Convertible Notes”). In connection with the sale of Convertible Notes, Mr. Tu was appointed as a member of our Board on April 1, 2019 and Chief Executive Officer, President and interim Chief Financial Officer on April 2, 2019.

The Convertible Notes had a maturity date of December 31, 2021 and bore interest at a rate of 5% per annum until June 30, 2019 and at a rate of 10% thereafter. Pursuant to their terms, on January 16, 2020 following approval of certain amendments to our certificate of incorporation by our stockholders, the principal amount of all of the Convertible Notes and the accumulated interest thereon in the amount of $1,815,041 converted at a conversion price of $0.67 per share into an aggregate of 2,709,018 shares of Series A Preferred Stock. Each share of Series A Preferred Stock is convertible into 0.20 of a share of common stock. Upon the conversion of the Convertible Notes, Fusion Park and Brilliant Start received 924,253 shares and 796,770 shares, respectively, of Series A Preferred Stock.

On January 30, 2020, the Former Schedule 13D Parties filed an amendment to their Schedule 13D, which among other things, reported that the “group” that may have been formed by the Former Schedule 13D parties was no longer a group. That amendment did note, however, that Ms. Huang, Jag, Brilliant Start, James Tu, Global Fund and Fusion Park (collectively, the “Schedule 13D Parties”) may be deemed to be a “group” (as such term is defined in as defined in Section 13(d)(3) of the Exchange Act and Rule 13d-5(b) promulgated thereunder).

On January 24, 2020, our Board unanimously approved the appointment of Gina Huang (Mei Yun Huang) as a director of the Company.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires our officers, directors, and persons owning more than 10% of a registered class of our equity securities, who collectively we generally refer to as insiders, to file certain reports regarding ownership of, and transactions in, our securities with the SEC. Such insiders are also required by SEC rules to furnish us with copies of all Section 16(a) reports they file.

Based solely on our review of such reports filed with the SEC and written representations from the reporting persons, we believe that all of our insiders filed the required reports on a timely basis under Section 16(a) for fiscal year 2020, except (i) Ms. Cheng inadvertently filed one late Form 4 with respect to one transaction; (ii) Ms. McManus inadvertently filed one late Form 4 with respect to one transaction; (iii) the Former Schedule 13D Parties inadvertently filed one late Form 4 with respect to one transaction; (iv) Ms. Huang inadvertently filed one late Form 4 with respect to one transaction; and (v) Mr. Tu inadvertently filed one late Form 4 with respect to one transaction.

AUDIT COMMITTEE REPORT

The Audit and Finance Committee has reviewed and discussed with the Company’s management and GBQ the audited consolidated financial statements contained in our Annual Report on Form 10-K for the 2020 fiscal year. The Audit and Finance Committee has also discussed with GBQ the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC.

The Audit and Finance Committee has received and reviewed the written disclosures and the letter from GBQ required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit and Finance Committee concerning independence, and has discussed with GBQ its independence from Energy Focus.

Based on the review and discussions referred to above, the Audit and Finance Committee recommended to our Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for its 2020 fiscal year for filing with the SEC.

Submitted by the Audit and Finance Committee
Philip Politziner, Chair
Stephen Socolof
Geraldine F. McManus

The foregoing Audit Committee Report shall not be deemed to be “soliciting material,” deemed “filed” with the SEC or subject to the liabilities of Section 18 of the Exchange Act. Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate by reference future filings, including this Proxy Statement, in whole or in part, the foregoing Audit Committee Report shall not be incorporated by reference into any such filings.

STOCKHOLDER PROPOSALS FOR THE 2022 ANNUAL MEETING

A stockholder who wishes to have a proposal included in our proxy statement for the 2022 Annual Meeting of Stockholders must submit the proposal in writing to the Secretary of the Company at our principal executive offices at 32000 Aurora Road, Suite B, Solon, Ohio 44139, for receipt no later than December 14, 2021 pursuant to Rule 14a-8(e) under the Exchange Act, assuming that the date of the 2022 Annual Meeting will occur within 30 days of the anniversary of the 2021 Annual Meeting.

A stockholder who wishes to present a proposal at the 2022 Annual Meeting without having it appear in the proxy statement must submit notice of the proposal in writing to our Secretary no earlier than January 26, 2022 and no later than February 25, 2022, assuming that the 2022 Annual Meeting occurs on May 26, 2022, and otherwise comply with all requirements of our Bylaws with respect thereto.

If the date of the 2022 Annual Meeting is more than 30 days before or after the anniversary of the 2021 Annual Meeting, then the foregoing deadlines will change and be determined in accordance with the Rule 14a-8 under the Exchange Act (for proposals to be included in the Company’s proxy statement) or the Company’s Bylaws (for all other proposals).

HOUSEHOLDING INFORMATION

Some banks, brokers and other nominees are participating in the practice of “householding” proxy statements and annual reports. This means that beneficial holders of our common stock who share the same address or household may not receive separate copies of this Proxy Statement and our 2020 Annual Report on Form 10-K (the “2020 Annual Report”). If you and other stockholders of record with whom you share an address currently receive multiple sets of proxy statements and annual reports, and you would like to receive only a single copy of each in the future, or if you and other stockholders of record with whom you share an address currently receive a single copy of proxy statements and annual reports, and you would like to receive a separate copy of each in the future, please send your name, the name of your brokerage firm, and your account number to Broadridge, c/o Householding Department, 51 Mercedes Way, Edgewood, New York 11717 or call 800-542-1061. If you hold your shares in street name (that is, through a bank, brokerage account or other record holder), please contact your bank, broker or the other record holder to request information about householding.

OTHER MATTERS

Our Board knows of no other matters to be submitted during the Annual Meeting. If any other matters properly come before the Annual Meeting, then the persons named in the enclosed proxy will vote the shares they represent in such manner as the Board may recommend.

ANNUAL REPORT ON FORM 10-K

Our 2020 Form 10-K, may be obtained, without charge, by writing to the Company at 32000 Aurora Road, Suite B, Solon, Ohio 44139, Attention: Investor Relations or by accessing the report on our website at http://www.energyfocus.com.

Energy Focus, Inc.
32000 Aurora Road, Suite B
Solon, Ohio 44139

Dated: April 13, 2021

ENERGY FOCUS, INC.
C/O BROADRIDGE CORPORATE ISSUER
PO BOX 1342
BRENTWOOD, NY 11717

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 25, 2021 for shares held directly and by 11:59 p.m. Eastern Time on May 23, 2021 for shares held in a company-sponsored stock plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/EFOI2021**
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 25, 2021 for shares held directly and by 11:59 p.m. Eastern Time on May 23, 2021 for shares held in a company sponsored stock plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D49705-P54103

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ENERGY FOCUS, INC.

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR THE FOLLOWING:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Jennifer Cheng
02) Gina Huang
03) Geraldine McManus
04) Philip Politziner
05) Stephen Socolof
06) James Tu

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR PROPOSALS 2 AND 3:

	For	Against	Abstain
2. Ratification of the appointment of GBQ Partners LLC as the Company's independent registered public accounting firm for the year ending December 31, 2021	☐	☐	☐
3. Approval, on an advisory basis, of the compensation of our named executive officers	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

NOTICE OF VIRTUAL ANNUAL MEETING OF STOCKHOLDERS

WEDNESDAY, MAY 26, 2021 AT 9:00 AM, EASTERN TIME

Access to this year's virtual Annual Meeting of Stockholders will be available at www.virtualshareholdermeeting.com/EFOI2021. A replay of the meeting will be available for 1 year.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com

D49706-P54103

ENERGY FOCUS, INC.
Annual Meeting of Stockholders
May 26, 2021 9:00 AM, Eastern Time
This proxy is solicited by the Board of Directors

The undersigned hereby appoints James Tu, Tod Nestor and James Warren, or any of them, proxies and attorney-in-fact, with full power to designate a substitute representative, to represent the undersigned and to vote all of the shares of capital stock of Energy Focus, Inc., a Delaware corporation (the "Company"), which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held via live webcast only at www.virtualshareholdermeeting.com/EFOI2021, at 9:00 AM Eastern Time on May 26, 2021, and at any adjournment or postponement thereof, as hereinafter specified upon the proposals listed on the reverse side and as more particularly described in the Proxy Statement for the Company's 2021 Annual Meeting of Stockholders, receipt of which is hereby acknowledged.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on the reverse side